EXHIBIT 99.2


                             INFOWAVE SOFTWARE, INC.
                        Suite 188, 4664 Lougheed Highway
                            Burnaby, British Columbia
                                     V5C 5T5
                              Phone: (604) 473-3600

                            NOTICE OF 2000 ANNUAL AND
                    EXTRAORDINARY GENERAL MEETING OF MEMBERS
                    ----------------------------------------

TAKE NOTICE that an Annual and Extraordinary General Meeting (the "Meeting") of the Members of INFOWAVE SOFTWARE, INC. (hereinafter called the "Company") will be held at Ballroom B, The Waterfront Centre Hotel, 900 Canada Place, Vancouver, British Columbia, on June 5, 2000 at the hour of 2:00 p.m. (Vancouver time) for the following purposes:

1.   to receive the Report of Directors of the Company;
2. to receive the financial statements of the Company for its fiscal year ended December 31, 1999 and the report of the Auditors thereon;
3. to appoint Auditors for the ensuing year and to authorize the Directors to fix their remuneration;
4.   to set the number of Directors of the Company at 5;
5.   to elect Directors;
6.   to confirm and approve amendments to the Stock Option Plan of the Company;
7. to amend the articles of the Company to grant the directors discretionary power to increase the size of the Board of Directors by up to one-third;
8.   to approve a Shareholder Rights Plan; and
9.   to transact such other business as may properly come before the Meeting.

Accompanying this Notice are an Information Circular and Form of Proxy.

A member entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead. If you are unable to attend the Meeting in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes. The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 1st day of May, 2000.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                 "Jim McIntosh"

                                  Jim McIntosh
                           President, CEO and Director

                             INFOWAVE SOFTWARE, INC.

               ANNUAL AND EXTRAORDINARY GENERAL MEETING OF MEMBERS
               ---------------------------------------------------
                              INFORMATION CIRCULAR
                              --------------------

                           AS AT AND DATED MAY 1, 2000



                             SOLICITATION OF PROXIES
                             -----------------------

This Information Circular accompanies the Notice of the 2000 Annual and Extraordinary General Meeting (the "Meeting") of members of INFOWAVE SOFTWARE, INC. (the "Company") and is furnished in connection with a solicitation of proxies for use at the Meeting and at any adjournment thereof. The enclosed Form of Proxy is being solicited by management of the Company. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. The cost of solicitation will be borne by the Company.

                           APPOINTMENT OF PROXYHOLDER
                           --------------------------

The individuals named in the accompanying Form of Proxy (i.e., the Management proxy) are the President and the Chief Financial Officer of the Company. A MEMBER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A MEMBER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.

A proxy will not be valid unless the completed Form of Proxy is received by the Company at the offices of the Company's registrar and transfer agent, Montreal Trust Company of Canada, at its offices at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, or at the head office of the Company at Suite #188, 4664 Lougheed Highway, Burnaby, British Columbia, V5C 5T5, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting.

                              REVOCABILITY OF PROXY
'                              ---------------------

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the member or his attorney authorized in writing or, if the member is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the

Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation. A member of the Company may also revoke a proxy by signing a form of proxy bearing a later date and returning such proxy to the Chairman of the Meeting prior to the commencement of the Meeting.

A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby, only if the Form of Proxy is properly completed and delivered in accordance with the requirements set out above under the heading "Appointment of Proxyholder" and such proxy has not been revoked.

                  VOTING OF PROXIES AND EXERCISE OF DISCRETION
                  --------------------------------------------

If the instructions as to voting indicated in a proxy are certain, the shares represented by the proxy will be voted on any poll where a choice with respect to any matter to be acted upon has been specified in the proxy, in accordance with the specifications so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND FOR THE NOMINEES OF MANAGEMENT FOR DIRECTORS AND AUDITORS.

The Form of Proxy accompanying this Information Circular confers discretionary authority upon the named proxy holder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Information Circular, the management of the Company knows of no such amendment or variation of matters to come before the Meeting other than those referred to in the accompanying Notice of Meeting.

                   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF
                   -------------------------------------------

The Company is currently authorized to issue 100,000,000 common shares without par value (the "Common Shares"). There are 19,179,800 Common Shares issued and outstanding as of May 1, 2000. The Board of Directors of the Company have determined that all members of record as of May 1, 2000 will be entitled to receive notice of and to vote at the Meeting. At a general meeting of the Company on a show of hands, every member present in person and entitled to vote shall have one vote and on a poll every member present in person or represented by proxy or other proper authority and entitled to vote shall have one vote for each common share of which he is the holder. Common Shares represented by proxy will only be voted on a poll.

To the knowledge of the Directors and Senior Officers of the Company as at the date hereof, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over voting securities carrying more than 10% of the outstanding voting rights of the Company are as follows:

         Name and Address              Number of Shares             Percentage
         ----------------              ----------------             ----------
         529452 B.C. Ltd.(1)              3,289,756                     17.2%
         Vancouver, B.C.
         Gary McIntosh(1)                    48,733                      0.3%
         Burnaby, B.C.
         Jim McIntosh(1)(2)(3)              673,886                      3.5%
         Anmore, B.C.

         Notes:    (1)     The issued share capital of 529452 B.C. Ltd. consists
                           of 100 Class A voting shares and 100 Class B non-voting shares and 1,000 Class C preferred shares and 1,000 Class D preferred shares. Gary McIntosh holds
                           49 Class A voting shares, 49 Class B non-voting shares and all 1,000 of the Class C preferred shares.
                           Jim McIntosh holds 51 of the Class A voting shares, 51 of the Class B non-voting shares and all 1,000 of the Class D preferred shares.

                  (2) Includes 82,375 Common Shares held by a trust established under the Company's Employee Incentive Plan. Jim McIntosh is the Trustee of and has the power to vote the Common Shares held by this trust.

                  (3) Jim McIntosh also holds options to purchase up to 600,043 Common Shares. A total of 350,043 options have an exercise price of $1.00 per Common Share expiring on September 8, 2002 and a total of 250,000 options have an exercise price of $13.20 per Common Share expiring on December 10, 2004.

                              ELECTION OF DIRECTORS
                              ---------------------

Election of Directors

The term of office of each of the present Directors expires at the Meeting. Each Director of the Company is elected annually and holds office until the next Annual General Meeting of the Company unless that person ceases to be a Director before then. The Company proposes to set the number of Directors at 5 at the Meeting, subject to any increase as may be permitted under the Company Act (British Columbia).

The persons named below will be presented for election at the Meeting as Management's nominees for the Board of Directors, and the proxies named in the accompanying Form of Proxy intend to vote for the election of these nominees. In the absence of instructions to the contrary, the Common Shares represented by proxy will be voted on a poll for the nominees herein listed.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OR NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PROXY ON A POLL FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

The following table sets out the names of the nominees for election as Directors, the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations for the last five years if not presently elected as a Director, the period of time for which each has been a Director of the Company, and the number of Common Shares beneficially owned by each, directly or indirectly, or over which they exercise control or direction, as at the date hereof.

                                                    Number of Common Shares
                                                    Beneficially Owned, Directly or        Principal Occupation and if
Name, Present Office                                Indirectly, or over which Control is   not at Present an Elected
Held and Country                                    Exercised at the Date of this          Director, Occupation During
Ordinarily Resident          Director Since         Information Circular                   the Past Five (5)
-------------------          --------------         ------------------------------------   ---------------------------
Jim McIntosh, President,     February 21, 1997       3,963,642 Common Shares(1) (2) (3)   President and Chief
Chief Executive Officer                                                                   Executive Officer of the
and Director, Canada                                                                      Company since June 1991

Morgan Sturdy,               October 6, 1999                       Nil(5)                 Executive Vice-President,
Chairman and Director,                                                                    NICE Systems Ltd
Canada(4) (6)

Scot Land, Director,         October 10, 1997                      Nil(7)                 Managing Director,
United States(4) (6)                                                                      En-Compass Ventures
David Neale, Director        May 21, 1998                          Nil(8)                 Vice-President, New Product
Canada (4)                                                                                Development, Rogers AT&T
                                                                                          Wireless Inc.
David Wedge, Secretary,      May 21, 1998 to                       10,000                 Lawyer, David J. Wedge Law
Canada                       October 6, 1999                                              Corporation, since March
                                                                                          1992


Notes:    (1)  Includes  3,289,756  Common Shares held by 529452 B.C. Ltd. which
               Jim McIntosh may be considered to beneficially own or have control or direction over. See "Voting Shares and Principal
               Holders Thereof."
          (2)  Includes 82,375 Common Shares held by a trust  established  under the  Company's  Employee  Incentive  Plan.  Jim  McIntosh  is the
               Trustee of and has the power to vote the Common Shares held by this trust.
          (3)  Jim McIntosh also holds options to purchase up to 600,043  Common
               Shares. A total of 350,043 options have an exercise price of $1.00 per Common Share expiring on September 8, 2002 and a total of 250,000 options have an exercise price of $13.20 per Common
               Share expiring on December 10, 2004.
          (4)  Member of Nominating Committee
          (5)  Morgan  Sturdy  holds  options to purchase  up to 100,000  Common
               Shares at an exercise price equal to $3.57 per share expiring on October 6, 2004.
          (6)  Member of Audit Committee and Compensation Committee.
          (7)  Scot Land holds  options to purchase up to 100,000  Common Shares at an exercise price equal to $1.00 per share expiring on October
               10, 2002.
          (8)  David Neale holds  options to purchase up to 48,000 Common Shares at an exercise price equal to $2.55 per share expiring May 27, 2003.

Advance Notice of the Meeting was published in the March 10, 2000 edition of the Vancouver Sun newspaper, pursuant to Section 111 of the Company Act.

                             EXECUTIVE COMPENSATION
                             ----------------------

Aggregate Compensation

For the fiscal year ended December 31, 1999, there were 8 executive officers of the Company and the aggregate cash compensation paid to them by the Company was $1,030,018. Except as described herein, there are no plans in effect pursuant to which cash or non-cash compensation was paid or distributed to such executive officers during the most recently completed financial year or is proposed to be paid or distributed in a subsequent year.

Compensation of Named Executive Officers

The following table sets forth all compensation paid in respect of the Chief Executive Officer of the Company and any person serving as executive officer at the end of the most recently completed fiscal year of the Company whose total salary and bonus exceeded $100,000 plus any additional individuals who were not executive officers at the end of the fiscal year, but who would otherwise have been included (the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997.

                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                              Long-term
                                       Annual Compensation                    Compensation
                                       -------------------               ---------------------
                                                                                 Awards
                                                                         ---------------------
                                                                           Securities Under        All Other
Name and Principal Position      Year     Salary     Bonus      Other      Options Granted        Compensation
                                            $          $          $               #                    $
-------------------------------------------------------------------------------------------------------------------
Jim McIntosh                     1999    110,000     95,933      NIL           250,000                NIL
President and Chief Executive    1998    110,000     80,000      467             NIL                  NIL
Officer                          1997    110,000     67,308     1,315          350,043                NIL
-------------------------------------------------------------------------------------------------------------------
Bijan Sanii                      1999    110,000    147,674     7,500          290,000                NIL
Chief Operating Officer          1998     97,308    176,000     6,756            NIL                  NIL
                                 1997     51,923     15,000      NIL           117,221                NIL
-------------------------------------------------------------------------------------------------------------------
Todd Carter                      1999    110,000     90,000      NIL           150,000                NIL
Chief Financial Officer          1998    100,000     50,000      NIL            60,000                NIL
                                 1997     19,500      NIL        NIL            90,000                NIL
-------------------------------------------------------------------------------------------------------------------
Gord Watson                      1999     83,000     25,491     5,400            NIL                  NIL
Vice President, Finance          1998     81,000     37,500     6,214            NIL                  NIL
                                 1997     77,000      NIL       6,241          117,221                NIL
-------------------------------------------------------------------------------------------------------------------
Ron Jasper                       1999     90,000     17,178     2,000           25,000                NIL
Vice President, Marketing,       1998     80,000     5,645      4,000           72,000                NIL
Wireless Division                1997     9,231       NIL        NIL            45,000                NIL
-------------------------------------------------------------------------------------------------------------------

Options to Purchase Securities

A total of 715,000 options to purchase securities (i.e. Common Shares) of the Company were granted to the Named Executive Officers during the fiscal year ended December 31, 1999. These options are described in the table set forth below:

                                               % of Total
                                                Options                          Market Value of
                          Common Shares       Granted to      Exercise Price      Common Shares
                          Under Options      Employees in       per Common     Underlying Options on
Name                         Granted         Financial Year        Share         the Date of Grant        Expiration Date
----------------------- ------------------ ----------------- ---------------- ------------------------ --------------------
Jim McIntosh                  250,000            14.75            $13.20              $13.20           December 10, 2004
Bijan Sanii                   250,000            14.75            $13.20              $13.20           December 10, 2004
Bijan Sanii                    40,000             2.36             $1.56               $1.56           January 21, 2004
Todd Carter                   150,000             8.85            $13.20              $13.20           December 10, 2004
Ron Jasper                     25,000             1.48            $13.20              $13.20           December 10, 2004


Notional Year-End Option Values

Options to acquire a total of 137,827 Common Shares of the Company were exercised by the Named Executive Officers during the last completed financial year. The notional value of unexercised but exercisable/unexercisable options at year end is set out in the table below:

                                             YEAR END OPTION VALUES

                                                                                              Value of Unexercised but
                                                               Unexercised Options at Year     Exercisable Options at
                           Securities                                     End(1)                    Year End (2)
                          Acquired on       Aggregate Value                (#)                           ($)
         Name             Exercise (#)       Realized ($)       Exercisable/Unexercisable     Exercisable/Unexercisable
----------------------- ----------------- -------------------- ----------------------------- ----------------------------
Jim McIntosh                   NIL                   NIL            258,158 / 341,885          $3,911,094 / $2,129,558
Bijan Sanii                 86,451              $230,632              NIL / 320,770               NIL / $1,787,266
Todd Carter                 30,000              $225,410             73,258 / 196,742          $1,073,384 / $1,130,296
Ron Jasper                  21,376              $101,045             29,476 / 91,148            $442,025 / $1,065,308
Gord Watson                    NIL                   NIL             86,451 / 30,770            $1,309,733 / $466,166


        Notes:    (1)  Options to purchase Common Shares.
                  (2) Maximum notional value at December 31, 1999 based upon the closing price of the Common Shares on The Toronto Stock Exchange of $16.15.

Termination of Employment Change in Responsibilities and Employment Contracts

The Company's policy is to require all employees, including its Named Executive Officers, as a condition to their employment with the Company, to enter into agreements requiring the non-disclosure of confidential information of the Company, and the assignment and confirmation of the Company's ownership of all intellectual property rights in the course of such employee's employment with the Company.

A Statement of Corporate Governance Practices

The Board of Directors (the "Board") of the Company adopted a Corporate Governance Policy (the "Policy") on March 20, 2000. The Company's compliance with the guidelines for corporate governance as set out in The Toronto Stock Exchange Company Manual (the "Manual") is described in Schedule "E" to this Information Circular.

Compensation Committee

The Compensation Committee currently consists of Morgan Sturdy, Scot Land and Gary McIntosh, all of whom are unrelated directors. The Compensation Committee is responsible for establishing management compensation based on Board evaluation of management performance. It is the responsibility of the committee to ensure management compensation is competitive to enable the Company to continue to attract talented individuals. The Chief Executive Officer meets with the Compensation Committee annually to receive their recommendations. All final decisions require Board approval.

It is the policy of the Company to compensate its management for exceptional performance using three forms of remuneration: base salary, cash bonus and stock option grants. Base salary will be determined largely by reference to market conditions, while annual incentive cash and stock option awards will provide the opportunity for cash compensation and enhanced share value based upon exceptional individual and departmental performance, and the overall success of the Company in any given year.

Performance Graph

The Common Shares of the Company currently trade on The Toronto Stock Exchange (the "TSE"). The Common Shares were listed on the TSE on October 14, 1999. Prior to listing on the TSE, the Common Shares were listed on the Vancouver Stock Exchange (the "VSE") on October 14, 1997 and were delisted from the VSE on November 26, 1999. The following chart compares the total cumulative shareholder return for $100 invested in Common Shares of the Company on October 14, 1997, with the cumulative total return of the TSE 300 Index for the period from October 14, 1997, to December 31, 1999 (assuming reinvestment of dividends).

         [Chart below represented as a performance graph in original.]


              Total Shareholder Return on $100 Investment (October 14, 1997 to December 31, 1999

               IWM         TSE        Close       Close      Shares       Shares              Value       Value
               ---         ---        -----       -----      ------       ------              -----       -----
Oct-14                                 2.2      7,168.77    45.45455    0.013949
Oct-97       100.00      100.00       2.15      6,842.36                                       98           95
Nov-97        85.00       91.00       1.70      6,512.78                                       77           91
Dec-97       100.00       93.00       2.00      6,699.44                                       91           93
Jan-98        75.00       93.00       1.50      6,700.20                                       68           93
Feb-98       135.00       99.00       2.70      7,092.49                                      123           99
Mar-98       152.50      105.00       3.05      7,558.50                                      139          105
Apr-98       137.50      107.00       2.75      7,664.99                                      125          107
May-98       142.50      106.00       2.85      7,589.78                                      130          106
Jun-98       100.00      103.00       2.00      7,366.89                                       91          103
Jul-98        85.00       97.00       1.70      6,931.43                                       77           97
Aug-98        50.00       77.00       1.00      5,530.71                                       45           77
Sep-98        62.50       78.00       1.25      5,614.12                                       57           78
Oct-98        58.50       87.00       1.17      6,208.28                                       53           87
Nov-98        60.00       88.00       1.20      6,343.87                                       55           88
Dec-98        52.50       90.00       1.05      6,485.94                                       48           90
Jan-99        94.50       94.00       1.89      6,729.56                                       86           94
Feb-99        68.00       88.00       1.36      6,312.69                                       62           88
Mar-99        66.50       92.00       1.33      6,597.79                                       60           92
Apr-99       192.50       98.00       3.85      7,014.70                                      175           98
May-99       211.50       95.00       4.23      6,841.80                                      192           95
Jun-99       175.00       98.00       3.50      6,958.87                                      159           97
Jul-99       184.50       99.00       3.69      7,050.29                                      168           98
Aug-99       172.50       97.00       3.45      7,039.74                                      157           98
Sep-99       175.00       97.00       3.50      6,957.72                                      159           97
Oct-99       152.50      101.00       3.05      7,256.22                                      139          101
Nov-99       310.00      105.00       6.20      7,523.23                                      282          105
Dec-99       807.50      117.00      16.15      8,413.75                                      734          117
Jan-00     1,175.00      118.00      23.50      8,481.11
Feb-00     2,100.00      127.00      42.00      9,128.99
Mar-00     1,560.00      132.00      31.20      9,462.39                                     Y/E Return   Y/E Return
Apr-00     1,147.50      130.00      22.95      9,322.66                                          651         23


Compensation of Directors

No remuneration was paid to the current Directors of the Company in their capacity as Directors, for the fiscal year ended December 31, 1999.

There are currently no agreements or arrangements with any Directors of the Company in respect of cash compensation in their capacity as Directors, other than incentive stock options granted to such Directors.

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS
                  ---------------------------------------------

No Director, Officer, Promoter, or member of Management of the Company has been indebted to the Company at any time during the previous fiscal year.

                             APPOINTMENT OF AUDITORS
                             -----------------------

Management proposes the appointment of KPMG, Chartered Accountants, as Auditors of the Company for the ensuing year and that the Directors be authorized to fix their remuneration. KPMG have been the Company's Auditors since December, 1996.

                              FINANCIAL STATEMENTS
                              --------------------

The audited financial statements for the fiscal year ended December 31, 1999 will be placed before the Meeting for approval of the shareholders.

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS
                  ---------------------------------------------

Except as described herein, no director, nominee for director, senior officer or principal shareholder of the Company, or any associate or affiliate of such person, has any material interest, direct or indirect, in any material transaction since the commencement of the Company's last financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except as set out herein. See also "Executive Compensation".

David J. Wedge Law Corporation, a corporation controlled by David J. Wedge, Director of the Company, provides legal services to the Company for fees.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
             -------------------------------------------------------

None of the Directors or Senior Officers of the Company, no management nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed under the heading "Particulars of Matters to be Acted Upon".

                     PARTICULARS OF MATTERS TO BE ACTED UPON
                     ---------------------------------------

Amendment of Articles

Management has determined that it is in the best interests of the Company to permit the Directors to appoint additional directors between Annual General Meetings, so that the size of the Board may be increased by up to one-third the number of directors appointed at the last Annual General Meeting. This discretionary authority allows the board to respond to strategic opportunities by adding willing or available individuals to the board who may bring unique skills or expertise.

The appointment of any such additional directors would be effective only until the next following Annual General Meeting of Members of the Company. The Directors currently have no intention of adding additional Directors.

Accordingly, the Members will be asked at the Meeting to pass a special resolution approving an amendment to the Articles of the Company to grant the Directors discretionary power to increase the size of the Board by up to one third. The amendment to the Articles must be approved by special resolution of the Members of the Company, which means that a majority of not less than 3/4 of the votes cast by Members who, being entitled to do so, vote in person or by proxy on the resolution. The form of resolution to be approved by the Members of the Company is set out on Schedule A.

Stock Option Plan

In 1997, the Members and Board of Directors approved and adopted a Director and Employee Stock Option Plan (the "Plan"). The principal purposes of the Plan are to promote a proprietary interest in the Company among its directors and employees; to retain, attract and motivate qualified directors, officers and employees; to provide a long-term incentive element in overall compensation; and to promote the long-term profitability of the Company.

The Plan is administered by the Board of Directors. Options may be granted at any time to any Director, Senior Officer, full-time employee or consultant of the Company, taking into consideration his or her contribution to the success of the Company and any other factors which the Board of Directors may deem proper and relevant, provided that a Director to whom any option may be granted may not participate in the discussion of the Board of the Directors to grant such option. Subject to applicable law and other applicable rules of any stock exchange in Canada upon which Shares of the Company are listed, including The Toronto Stock Exchange (the "TSE"), the Company may in its sole discretion arrange for the Company or any Subsidiary to make loans or provide guarantees for loans by financial institutions to assist Optionees to purchase Shares upon the exercise of the Options so granted or to assist the Optionees to pay any income tax exigible upon exercise of the Options. Such loans may be secured or unsecured, and shall bear interest at such rates, if any, and be on such other terms as may be determined by the Company.

At the time of listing of the Company's common shares on the TSE in October 1999, the Board of Directors amended the Plan, subject to receiving approval of the amendments by the members of the Company. The material amendments are as follows:

1. Number of Shares Reserved for Issuance. In 1997, the Company reserved for future issuance under the Plan a total of 2,330,000 common shares which represented approximately 20% of the issued and outstanding common shares of the Company at that time. In December 1998, the Members of the Company approved the increase of common shares reserved for issuance under the Plan to a total of 3,047,300 common shares which represented approximately 20% of the issued and outstanding common shares of the Company at that time. In October 1999, when the Company was listed on the TSE, the

     Board of Directors amended the Plan to effectively reset the number of common shares reserved for issuance at 3,552,540 common shares, which number represents approximately 18.5% of the issued and outstanding common shares of the Company (or 17.7% of the issued and outstanding common shares after giving effect to the issuance of 924,000 common shares upon the exercise of special warrants issued in April, 2000). Under the rules and policies of the TSE, the number of common shares stated as reserved under the Plan must include all common shares issued in the past and issuable in the future under the plan. The Company has issued 1,067,038 common shares upon exercise of stock options granted under Plan since 1997. Accordingly, the Plan was amended to state that 4,619,578 common shares may be issued under the Plan. Of the 3,552,540 common shares effectively reserved for future issuance, the Company has granted stock options to acquire up to 3,157,872 common shares.

2. Exercise Price. The exercise price of stock options granted under the Plan was previously determined based upon the average closing price of the common shares for the ten trading days prior to the grant of the options. The Board of Directors amended the Plan to comply with the rules and policies of the TSE which require that the exercise price of options be determined based upon the closing price of the common shares on the TSE on the day prior to the date of grant.

3. In accordance with the rules of the TSE, the Plan was amended to include the following restrictions:

     (a) the number of common shares reserved for issuance pursuant to stock options granted to insiders (as defined in the Securities Act (British Columbia)) under the Plan and all other compensation arrangements cannot exceed 10% of the outstanding issued common shares at any time;

     (b) the number of common shares which may be issued under the Plan and all other compensation arrangements within a one year period to insiders cannot exceed 10% at any time; and

     (c) the number of common shares which may be issued under the Plan and all other compensation arrangements to any one insider and such insider's associates within a one-year period cannot exceed 5% of the outstanding issued common shares at any time.

4. Vesting. The Plan was amended to permit the Board of Directors to allow vesting of unvested options in the event of a change of control of the Company.

Other minor amendments were made to bring the Plan into compliance with the rules and policies of the TSE.

Of the outstanding stock options to purchase 3,157,872 common shares, the Company has granted stock options to purchase 1,980,262 common shares under the original Plan and stock options to purchase the balance of the 1,177,610 common shares under the amendments to the Plan approved by the Board of Directors in October, 1999. The stock options to purchase the balance of the 1,177,610 common shares are not exercisable unless the members approve the amendments to the Plan described above.

The TSE has requested that the Company receive confirmation and approval of the Members of the Company to the foregoing amendments to the Plan. The amendments must be approved by an ordinary resolution of the Members of the Company. An ordinary resolution requires approval by a majority of not less than 1/2 of the votes cast by Members who, being entitled to do so, vote in person or by proxy on the resolution. The form of ordinary resolution to be approved is set out on Schedule B to this Information Circular.

A copy of the Plan, as amended, is available for inspection up to the time of the meeting during regular business hours at the offices of Blake, Cassels & Graydon LLP, 26th Floor - 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 or may be obtained from the Company by contacting Richard Mockett of the Company at (604) 473-3600.

Shareholder Rights Plan

It is being proposed that the Company approve and adopt a shareholder rights plan (the "Rights Plan"). The approval of the Rights Plan is subject to approval by the Board of Directors, regulatory approval, including approval of The Toronto Stock Exchange, and approval by the Members at the Meeting.

All capitalized terms used without definition under the heading, "Shareholder Rights Plan", have the meanings ascribed to them in the Shareholder Rights Plan Agreement (as hereinafter defined) unless otherwise indicated. The complete text of the Shareholder Rights Plan Agreement is available on request from the Secretary of the Company at the address noted on the first page of this Information Circular.

Approval by Shareholders

If the Rights Plan is approved by the Board of Directors, regulatory authorities and by the Members at the Meeting, then the Company and Montreal Trust Company of Canada will enter into the shareholder rights plan agreement (the "Shareholder Rights Plan Agreement") effective as of the date that the approval of the Plan is obtained from the Company's Members as set forth herein.

The Toronto Stock Exchange requires that a shareholder rights plan which provides for different treatment of shareholders under that plan, be approved by:

     (a)  an ordinary resolution of all of the Members of the Company; and

     (b) an ordinary resolution of all of the Members of the Company, excluding those Members that receive different treatment under the plan.

Under the Shareholder Rights Plan Agreement, shareholders who own greater than 20% of the outstanding common shares of the Company at the time the Rights Plan becomes effective (the "Grandfathered Persons") are exempt from the Rights Plan to the extent they acquire up to an additional 1% of the outstanding common shares of the Company. See "Terms of the Rights Plan - Grandfathered Persons".

As such, the ordinary resolution to approve the Rights Plan must be approved by:

     (a)  all of the shareholders of the Company; and

     (b) all of the shareholders of the Company, excluding those shareholders that are Grandfathered Persons.

The text of the foregoing ordinary resolution to approve the Rights Plan is set forth in Schedule "C" to this Information Circular:

The persons named in the enclosed form of proxy, if named as proxy, intend to vote in favour of the resolution regarding approval and reconfirmation of the Rights Plan unless a shareholder has specified in their proxy that their shares are to be voted against such resolution.

The resolutions must be approved by a simple majority of 50% plus one vote of the votes cast on the resolution.

Recommendation of the Board of Directors

The Board of Directors has determined that the approval of the Rights Plan is in the best interests of the Company and the holders of its common shares. The Board of Directors unanimously recommends that the shareholders vote in favour of the confirmation and approval of the Rights Plan.

The Company has been advised that the directors and senior officers of the Company intend to vote all common shares held by them in favour of approval of the Rights Plan.

Background and Objectives of the Rights Plan

The Company is a widely-held company with no controlling shareholder. The Board of Directors considered various strategies, including approval of a shareholder rights plan, to ensure that, in the context of a bid for control of the Company through an acquisition of the Company's common shares, shareholders will be positioned to receive full and fair value for their shares. Of particular concern to the Board of Directors is the widely held view that existing Canadian securities legislation provides too short a response time to a company that is the subject of an unsolicited bid for control. An inadequate response time has been identified as an impediment to ensuring that shareholders are offered full and fair value for their shares. Also of concern to the Board of Directors is the possibility that, under existing securities laws, the Company's shareholders could be treated unequally in the context of a bid for control. These concerns are described in more detail below.

The Rights Plan is not being considered in response to or in anticipation of any pending or threatened takeover bid, nor to deter takeover bids generally. As of the date of this Circular, the Board of Directors was not aware of any third party considering or preparing any proposal to acquire control of the Company. Rather, the objective of the Rights Plan is to give adequate time for shareholders to properly assess a bid without undue pressure, for the Board of Directors to consider value-enhancing alternatives, and to allow competing bids to emerge. In addition, the Rights Plan has been designed to provide shareholders of the Company with equal treatment in a bid for control of the Company. It is not the intention of the Board of Directors to secure the continuance in office of the existing members of the Board of Directors or to avoid an acquisition of control of the Company in a transaction that is fair and in the best interest of shareholders. The rights of shareholders under existing law to seek a change in the management of the Company or to influence or promote action of management in a particular manner will not be effected by the Rights Plan. The approval of the Rights Plan does not affect the duty of the Board of Directors to act honestly and in good faith with a view to the best interest of the Company and its shareholders.

In reviewing the Rights Plan, the Board of Directors considered the following concerns inherent in the existing legislative framework governing takeover bids in Canada:

     (a) Time. Current legislation permits a takeover bid to expire in 21 days. The Board of Directors is of the view that this is not sufficient time to permit shareholders to consider a takeover bid and to make a reasoned and unhurried decision. The Rights Plan provides a mechanism whereby the minimum expiry period for a takeover bid must be 45 days after the date of the bid and the bid must remain open for a further period of 10 Business Days after the Offeror publicly announces that the shares deposited or tendered and not withdrawn constitute more than 50% of the Voting Shares outstanding held by Independent Shareholders (generally, shareholders other than the Offeror or Acquiring Person, their Associates and Affiliates, the persons acting jointly or in concert with the Offeror or Acquiring Person). The Rights Plan is intended to provide shareholders with adequate time to properly evaluate the offer and to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value. Those alternatives could include, if deemed appropriate by the Board of Directors, the identification of other potential bidders, the conducting of an orderly auction or the development of a corporate restructuring alternative which could enhance shareholder value.

     (b) Pressure to Tender. A shareholder may feel compelled to tender to a bid which the shareholder considers to be inadequate out of concern that failing to tender may result in the shareholder being left with illiquid or minority discounted shares in the Company. This is particularly so in the case of a partial bid for less than all shares of a class, where the bidder wishes to obtain a control position but does not wish to acquire all of the Voting Shares. The Rights Plan provides a shareholder approval mechanism in the Permitted Bid provision which is intended to ensure that a shareholder can separate the tender decision from the approval or disapproval of a particular takeover bid. By requiring that a bid remain open for acceptance for a further 10 Business Days following public announcement that more than 50% of the Voting Shares held by Independent Shareholders have been deposited, a shareholder's decision to accept a bid is separated from the decision to tender, lessening the undue pressure to tender typically encountered by a shareholder of a company that is the subject of a takeover bid.

     (c) Unequal Treatment. While existing securities legislation has substantially addressed many concerns of unequal treatment, there remains the possibility that control of a company may be acquired pursuant to a private agreement in which a small group of shareholders dispose of shares at a premium to market price which premium is not shared with other shareholders. In addition, a person may slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders. The Rights Plan addresses these concerns by applying to all acquisitions of greater than 20% of the Voting Shares, to better ensure that shareholders receive equal treatment.

General Impact of the Rights Plan

In the past, shareholder rights plans have been criticized by some commentators on the basis that they may serve to deter takeover bids, to entrench management, and to place in the hands of boards of directors, rather than shareholders, the decision as to whether a particular bid for acquisition of control is acceptable. Critics of some shareholder rights plans have also alleged that they cast a needlessly wide net, thereby increasing the likelihood of an inadvertent triggering of the plan, while at the same time deterring shareholders from participating in legitimate corporate governance activities.

The Board of Directors has considered these concerns, and believes that they have been largely addressed in the Rights Plan.

It is not the intention of the Board of Directors to secure the continuance of existing directors or management in office, nor to avoid a bid for control of the Company. For example, through the Permitted Bid mechanism, described in more detail below, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the Rights Plan, regardless of the acceptability of the bid to the Board of Directors. Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the Board of Directors will continue to be bound to consider fully and fairly any bid for the Company's common shares in any exercise of its discretion to waive application of the Rights Plan or redeem the Rights. In all such circumstances, the Board of Directors must act honestly and in good faith with a view to the best interests of the Company and its shareholders.

The Rights Plan does not preclude any shareholder from utilizing the proxy mechanism of the Company Act (British Columbia) to promote a change in the management or direction of the Company, and has no effect on the rights of holders of outstanding voting shares of the Company to requisition a meeting of shareholders, in accordance with the provisions of applicable corporate and securities legislation, or to enter into agreements with respect to voting their common shares. The definitions of "Acquiring Person" and "Beneficial Ownership" have been developed to minimize concerns that the Plan may be inadvertently triggered or triggered as a result of an overly-broad aggregating of holdings of institutional shareholders and their clients.

The Board of Directors believes that the dominant effect of the Rights Plan will be to enhance shareholder value, and ensure equal treatment of all shareholders in the context of an acquisition of control.

The Rights Plan will not interfere with the day-to-day operations of the Company. The initial issuance of the Rights does not in any way alter the financial condition of the Company, impede its business plans or alter its financial statements. In addition, the Rights Plan is initially not dilutive and is not expected to have any effect on the trading of common shares. However, if a Flip-In Event occurs and the Rights separate from the common shares, as described in the summary below, reported earnings per share and reported cash flow per share on a fully-diluted basis may be affected. In addition, holders of Rights not exercising their Rights after a Flip-In Event may suffer substantial dilution.

Recent Developments

The Board of Directors believes that the results of several recent unsolicited take-over bids in Canada demonstrate that shareholder rights plans can enhance shareholder value without removing the ultimate decision from the shareholders. In a number of instances since 1996, a change of control was achieved following an unsolicited bid in circumstances where the ultimately successful bid was substantially better than the original offer made by the bidder. There can be no assurance however that the Rights Plan, if approved, would serve to cause a similar result.

In recent decisions, the Ontario Securities Commission has indicated that the board of directors of a company confronted with an unsolicited take-over bid will not be allowed to maintain a shareholder rights plan indefinitely to keep a bid from the shareholders; however, these decisions also indicate that so long as the board of directors is actively and realistically seeking value-maximizing alternatives, shareholder rights plans may serve a legitimate purpose.

Terms of the Rights Plan

The following is a summary of the terms of the Rights Plan. The summary is qualified in its entirety by the full text of the Shareholder Rights Plan Agreement, a copy of which is available on request from the Secretary of the Company as described above. Schedule D to this Circular reproduces certain key definitions used in the Rights Plan. All defined terms, where used in this summary, are capitalized for ease of identification.

(a) Issuance of Rights. One Right will be issued by the Company in respect of each common share outstanding at the close of business on the date of implementation of the Rights Plan, and one Right will be issued in respect of each common share of the Company issued thereafter, prior to the earlier of the Separation Time and the Expiration Time. Each Right entitles the registered holder thereof to purchase from the Company one common share at the exercise price of $1,000, subject to adjustment and certain anti-dilution provisions (the "Exercise Price"). The Rights are not exercisable until the Separation Time. If a Flip-In Event occurs, each Right will entitle the registered holder to receive, upon payment of the Exercise Price, common shares of the Company having an aggregate market price equal to twice the Exercise Price.

(b) Trading of Rights. Until the Separation Time (or the earlier termination or expiration of the Rights), the Rights will be evidenced by the certificates representing the common shares of the Company and will be transferable only together with the associated common shares. From and after the Separation Time, separate certificates evidencing the Rights ("Rights Certificates"), together with a disclosure statement prepared by the Company describing the Rights, will be mailed to holders of record of common shares (other than an Acquiring Person) as of the Separation Time. Rights Certificates will also be issued in respect of common shares issued prior to the Expiration Time, to each holder (other than an Acquiring Person) converting, after the Separation Time, securities ("Convertible Securities") convertible into or exchangeable for common shares. The Rights will trade separately from the common shares after the Separation Time.

(c) Separation Time. The Separation Time is the Close of Business on the tenth Business Day after the earlier of (i) the "Stock Acquisition Date", which is generally the first date of public announcement of facts indicating that a Person has become an Acquiring Person; (ii) the date of the commencement of, or first public announcement of the intent of any Person to commence a Take-over Bid; and (iii) the date upon which a Permitted Bid ceases to be a Permitted Bid. In either case, the Separation Time can be such later date as may from time to time be determined by the Board of Directors. If a Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, it shall be deemed never to have been made.

(d) Acquiring Person. In general, an Acquiring Person is a Person who is the Beneficial Owner of 20% or more of the Company's outstanding Voting Shares. Excluded from the definition of "Acquiring Person" are the Company and its Subsidiaries, and any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or more or any combination of an acquisition or redemption by the Company of Voting Shares, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition and a Pro Rata Acquisition. The definitions of "Permitted Bid Acquisition", "Exempt Acquisition", "Convertible Security Acquisition" and "Pro Rata Acquisition" are set out in the Shareholder Rights Plan Agreement. However, in general:

     (i) a "Permitted Bid Acquisition" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

     (ii) an "Exempt Acquisition" means a share acquisition in respect of which the Board of Directors has waived the application of the Rights Plan;

     (iii)     a  "Convertible  Security  Acquisition"  means an  acquisition of
               Voting Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition; and

     (iv) a "Pro Rata Acquisition" means an acquisition of Voting Shares of Convertible Securities as a result of a stock dividend, a stock split or other similar event, acquired on the same pro rata basis as all other holders of Voting Shares.

     Also excluded from the definition of "Acquiring Person" are underwriters or members of a banking or selling group acting in connection with a distribution of securities by way of prospectus or private placement, and a Person in its capacity as an Investment Manager, Trust Company, Plan Trustee, Statutory Body or Crown agent or agency (provided that such person is not making or proposing to made a Take-over Bid).

(e) Grandfathered Persons. Shareholders of the Company who are the Beneficial Owner of 20% or more of the outstanding common shares of the Company at the time that the Shareholder Rights Plan Agreement becomes effective are Grandfathered Persons. Grandfathered Persons are also excluded from the definition of "Acquiring Person". However, if a Grandfathered Person becomes the Beneficial Owner of an additional 1% of the outstanding common shares of the Company other than through the share acquisitions or redemptions of shares by the Company, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, then the Grandfathered Person will become an Acquiring Person on the date of such acquisition.

(f) Beneficial Ownership. In general, a Person is deemed to Beneficially Own common shares actually held by others in circumstances where those holdings are or should be grouped together for purposes of the Rights Plan. Included are holdings by the Person's Affiliates (generally, a person that controls, is controlled by, or under common control with another person) and Associates (generally, relatives sharing the same residence). Also included are securities which the Person or any of the Person's Affiliates or Associates has the right to acquire within 60 days (other than (1) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a public offering of securities; or (2) pursuant to a pledge of securities).

     A Person is also deemed to "Beneficially Own" any securities that are Beneficially Owned (as described above) by any other Person with which the Person is acting jointly or in concert (a "Joint Actor"). A Person is a Joint Actor with any Person who is a party to an agreement, arrangement or understanding with the first Person or an Associate or Affiliate thereof for the purpose of acquiring or offering to acquire common shares.

     The definition of "Beneficial Ownership" contains several exclusions whereby a Person is not considered to "Beneficially Own" a security. There are exemptions from the deemed "Beneficial Ownership" provisions for institutional Shareholders acting in the ordinary course of business. These exemptions apply to (i) an investment manager ("Investment Manager") which holds securities in the ordinary course of business in the performance of its duties for the account of any other Person (a "Client"); (ii) a licensed trust company ("Trust Company") acting as a trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and which holds such security in the ordinary course of its duties for such accounts; (iii) the administrator or the trustee (a "Plan Trustee") of one or more pension funds or plans (a "Plan") registered under applicable law; (iv) a Person who is a Plan or is a Person established by statute (the "Statutory Body"), and its ordinary business or activity includes the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies, or (v) a Crown agent or agency. The foregoing exemptions only apply so long as the Investment Manager, Trust Company, Plan Trustee, Plan, Statutory Body or Crown agent or agency is not then making or has not then announced an intention to made a Take-over Bid, other than an offer to Acquire Voting Shares or other securities pursuant to a distribution by the Company or by means of ordinary market transactions.

     A Person will not be deemed to "Beneficially Own" a security because (i) the Person is a Client of the same Investment Manager, an Estate Account or an Other Account of the same Trust Company, or Plan with the same Plan Trustee as another Person or Plan on whose account the Investment Manager, Trust company or Plan Trustee, as the case may be, holds such security; or
     (ii) the Person is a Client of an Investment Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Investment Manager, Trust company or Plan Trustee, as the case may be.

     Under the Rights Plan, a Person will not be deemed to "Beneficially Own" any security where the holder of such security has agreed to deposit or tender such security pursuant to a Permitted Lock-up Agreement to a Take-over bid made by such Person or such Person's Affiliates or Associates of Joint Actor, or such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or such Person's Affiliates, Associates or Joint Actors until the earliest time at which any such tendered security is accepted unconditionally for payment or is take up or paid for.

     A Permitted Lock-up Agreement is essentially an agreement between a Person and one or more holders of Voting Shares (the terms of which are publicly disclosed, reduced to writing and available to the public within the time frames set forth in the definition of Permitted Lock-up Agreement) pursuant to which each Locked-up Person agrees to deposit or tender Voting Shares to the Lock-up Bid and which further provides that such agreement permits the Locked-up Person to withdraw its Voting Shares in order to deposit or tender the Voting Shares to another Take-Over Bid or support another transaction: (i) at a price or value that exceeds the price under the Lock-Up Bid; or (ii) is for a number of Voting Shares at least 7% greater than the number of Voting Shares under the Lock-Up Bid at a price or value that is not less than the price or value offered in the Lock-up Bid; or
     (iii) that contains an offering price that exceeds the offering price in the Lock-up Bid by as much as or more than a Specified Amount and does not provide for a Specified Amount greater than 7% of the offering price in the Lock-up Bid. A permitted Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-Over Bid or other similar limitation on a Locked-up Person's right to withdraw Voting Shares so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-Over Bid or transaction. Finally, under a Permitted Lock-up Agreement no "break up" fees, "top up" fees, penalties, expenses or other amounts that exceed in aggregate the greater of (i) 2 1/2% of the price or value of the consideration payable under the Lock-up Bid; and (ii) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-Over Bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid or withdraws Voting Shares previously tendered thereto in order to deposit such Voting Shares to another Take-Over Bid or support another transaction.

(g) Flip-In Event. A Flip-In Event occurs when any Person becomes an Acquiring Person. In the event that, prior to the Expiration Time, a Flip-In Event which has not been waived by the Board of Directors occurs (see "Redemption, Waiver and Termination"), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person or a transferee of such a Person, which Rights will become null and void) shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms of the Rights Plan, that number of common shares having an aggregate Market Price on the date of the Flip-In Event equal to twice the Exercise Price, for the Exercise Price (such Right being subject to anti-dilution adjustments). For example, if at the time of the Flip-In Event the Exercise Price is $1,000 and the Market Price of the common shares is $200, the holder of each Right would be entitled to purchase common shares having an aggregate Market Price of $2,000 (that is, 10 common shares) for $1,000 (that is, a 50% discount from the Market Price).

(h) Permitted Bid and Competing Permitted Bid. A Permitted Bid is a Take-over Bid made by way of a Take-over Bid circular and which complies with the following additional provisions:

     (i) the Take-over Bid is made to all holders of record of Voting Shares as registered on the books of the Company, other than the Offerer;

     (ii) the Take-over Bid contains irrevocable and unqualified conditions that:

          (a) no Voting Share shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not less than 45 days following the date of the Take-over Bid and the provisions for the take-up and payment for Voting Shares tendered or deposited thereunder shall be subject to such irrevocable and unqualified condition;

          (b) unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such dates;

          (c) more than 50% of the outstanding Voting Shares held by Independent Shareholders must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares; and

          (d) in the event that more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for Voting Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement

     A Competing Permitted Bid is a take-over Bid that is made after a Permitted Bid has been made but prior to its expiry, satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 45 days so long as it is open until the later of (i) the earliest date on which common shares may be taken-up or paid for under any earlier Permitted Bid or Competing Permitted Bid that is in existence and (ii) 21 days (or such other minimum period of days as may be prescribed by applicable law in British Columbia) after the date of the Take-over Bid constituting the Competing Permitted Bid.

(i)  Redemption, Waiver and Termination.

     (i)       Redemption  of Rights on Approval of Holders of Voting Shares and
               Rights.

               The Board of Directors acting in good faith may, after having obtained the prior approval of the holders of Voting Shares or Rights, at any time prior to the occurrence of a Flip-In Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted for anti-dilution as provided in the Shareholder Rights Plan Agreement (the "Redemption Price").

     (ii)      Waiver of Inadvertent Acquisition.

               The Board of Directors acting in good faith may waive the application of the Rights Plan in respect of the occurrence of any Flip-In Event if (i) the Board of Directors has determined that a Person became an Acquiring Person under the Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the Person is no longer an Acquiring Person.

     (iii)     Deemed Redemption.

               In the event that a Person who has made a Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived or has deemed to have waived the application of the Rights Plan consummates the acquisition of the Voting Shares, the Board of Directors shall be deemed to have elected to redeem the Rights for the Redemption Price.

     (iv)      Discretionary Waiver with Mandatory Waiver of Concurrent Bids.

               The Board of Directors acting in good faith may, prior to the occurrence of the relevant Flip-In Event as to which the Rights Plan has not been waived under this clause, upon prior written notice to the Rights Agent, waive the application of the Rights Plan to a Flip-In Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares. However, if the Board of Directors waives the application of the Rights Plan, the Board of Directors shall be deemed to have waived the application of the Rights Plan in respect of any other Flip-In Event occurring by reason of such a Take-over Bid made prior to the expiry of a bid for which a waiver is, or is deemed to have been, granted.

     (v) Discretionary Waiver respecting Acquisition not by Take-over Bid Circular.

               The Board of Directors acting in good faith may, with the prior consent of the holders of Voting Shares, determine, at any time prior to the occurrence of a Flip-In Event as to which the application of the Rights Plan has not been waived, if such Flip-In Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to holders of Voting Shares and otherwise than by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, to waive the application of the Rights Plan to such Flip-In Event. However, if the Board of Directors waives the application of the Rights Plan, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than 10 Business Days following the meeting of Shareholders called to approve such a waiver.

     (vi)      Redemption of Rights on Withdrawal or Termination of Bid.

               Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time and prior to the occurrence of a Flip-In Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

     If the Board of Directors is deemed to have elected or elects to redeem the Rights as described above, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights is to receive the Redemption Price. Within 10 Business Days of any such election or deemed election to redeem the Rights, the Company will notify the holders of the Voting Shares or, after the Separation Time, the holders of the Rights.

(j) Anti Dilution Adjustments. The Exercise Price of a Right, the number and kind of shares subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

     (i) if there is a dividend payable in Voting Shares or Convertible Securities (other than pursuant to any optional stock dividend program or dividend reinvestment plan or a dividend payable in Voting Shares in lieu of a regular periodic cash dividend) on the common shares, or a subdivision or consolidation of the common shares, or an issuance of common shares or Convertible Securities in respect of, in lieu of or in exchange for common shares; or

     (ii) if the Company fixes a record date for the distribution to all holders of common shares of certain rights or warrants to acquire common shares or Convertible Securities, or for the making of a distribution to all holders of common shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in common shares) or rights or warrants.

(k) Supplements and Amendments. Changes that the Board of Directors acting in good faith, determines are necessary to maintain the validity of the Shareholder Rights Plan Agreement as a result of any change in any applicable legislation, rules or regulation may be made subject to subsequent confirmation by the holders of the common shares or after the Separation Time, Rights. The Company may make amendments to correct any clerical or typographical error.

     Subject to the above exceptions, after the Meeting, any amendment, variation or deletion of or from the Shareholder Rights Plan Agreement and the Rights, is subject to the prior approval of the holders of common shares, or, after the Separation Time, the holders of the Rights.

     The Board of Directors reserves the right to supplement, amend, vary, rescind or delete any terms of or not to proceed with the Rights Plan at any time prior to the Meeting in the event that the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so, in light of subsequent developments.

(l) Expiration. If the Rights Plan is confirmed and approved at the Meeting, it will become effective immediately following such approval and remain in force until the earlier of the Termination Time (the time at which the right to exercise Rights shall terminate pursuant to the Rights Plan) and the termination of the annual meeting of the shareholders in the year 2003 unless at or prior to such meeting the Independent Shareholders ratify the continued existence of the Rights Plan in which case the Rights Plan would remain in effect until the termination of the annual meeting of shareholders of the Company in the year 2006.

Canadian Federal Income Tax Consequences

While the matter is not free from doubt, the issue of the Rights may be a taxable benefit which must be included in the income of shareholders. However, no amount must be included in income if the Rights do not have a monetary value at the date of issue. The Company considers that the Rights, when issued, will have negligible monetary value, there being only a remote possibility that the Rights will ever be exercised.

Assuming that the Rights have no value, shareholders will not be required to include any amount in income or be subject to withholding tax under the Income Tax Act (Canada) (the "Tax Act") as a result of the issuance of the Rights. The Rights will be considered to have been acquired at no cost.

The holders of Rights may have income or be subject to withholding tax under the Tax Act if the Rights are exercised or otherwise disposed of.

This statement is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular shareholder. Shareholders are advised to consult their own tax advisers regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and applicable foreign or provincial legislation.

United States Federal Income Tax Consequences

As the  possibility  of the  rights  becoming  exercisable  is both  remote  and speculative, the adoption of the Rights Plan will not constitute the distribution of stock or property by the Company to its shareholders, an exchange of property or stock, or any other event giving rise to the realization of gross income by any shareholder. The holder of Rights may have taxable income if the Rights become exercisable or are exercised or sold. In the event the Rights should become exercisable, shareholders should consult their own tax advisor concerning the consequences of acquiring, holding, exercising or disposing of their Rights.

Eligibility for Investment in Canada

The Rights are qualified investments under the Tax Act for registered retirement savings plans ("RRSP's"), registered retirement income funds ("RRIF's"), and deferred profit sharing plans ("DPSP's"), and will not constitute foreign property of any such plan or any other taxpayer subject to Part XI of the Act, provided that the common shares continue to be qualified investments that are not foreign property for such plans.

The issuance of the Rights will not affect the eligibility of the common shares on the Effective Date as investments for investors governed by certain Canadian federal and provincial legislation governing insurance companies, trust companies, loan companies and pension plans.

                  PARTICULARS OF OTHER MATTERS TO BE ACTED UPON
                  ---------------------------------------------

The Company will consider and transact such business as may properly come before the Meeting or any adjournment thereof. The management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgement of the persons voting by such proxy.

Matters which may properly come before the Meeting shall be any matter not effecting change in the Articles or Memorandum of the Company, not effecting a change of control of the Company, or not disposing of all or substantially all of the assets of the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                 "Jim McIntosh"

                                  Jim McIntosh
                            President, CEO, Director

                                  SCHEDULE "A"

                      SPECIAL RESOLUTION OF THE MEMBERS OF
                             INFOWAVE SOFTWARE, INC.
                                 (the "Company")


AMENDMENTS OF ARTICLES
----------------------

          RESOLVED AS A SPECIAL RESOLUTION THAT:

     1.   the following paragraph be added to the Articles of the Company:

          "12.8 Between successive annual general meetings the directors shall have power to appoint one or more additional directors but not more than one-third of the number of directors elected or appointed at the last annual general meeting at which directors were elected. Any director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional director the number of directors shall be increased accordingly."

     2. Any Director or Officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute, and to deliver to the Registrar of Companies under the Company Act (British Columbia) the amended Articles, and to execute, or cause to be executed, and to deliver or cause to be delivered all such other documents and instruments, and to do or to cause to be done all such other acts and things, as in the opinion of such Director or Officer may be necessary or desirable in order to carry out the intent of this Special Resolution.

     3. Notwithstanding that this Special Resolution has been duly passed by the Members of the Company, the Directors of the Company are hereby authorized and empowered to revoke this Special Resolution without further approval of the Members of the Company at any time prior to the issuance of the Amended Articles giving effect to the amendment to the Articles of the Company contemplated hereby.

                                  SCHEDULE "B"

                      ORDINARY RESOLUTION OF THE MEMBERS OF
                             INFOWAVE SOFTWARE, INC.
                                 (the "Company")


APPROVAL OF STOCK OPTION PLAN
-----------------------------

          RESOLVED AS AN ORDINARY RESOLUTION THAT:

     1. The Director and Employee Stock Option Plan (the "Plan") of the Company, providing for, among other things, the reservation of 4,619,578 common shares in the capital of the Company for issuance upon exercise of options to be granted to directors, officers and employees of the Company, be and is hereby approved.

     2. Any one Director or Officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute, or cause to be executed, and to deliver or cause to be delivered all such other documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such Director or Officer may be necessary or desirable in order to carry out the intent of this Resolution.

                                  SCHEDULE "C"

                      ORDINARY RESOLUTION OF THE MEMBERS OF
                             INFOWAVE SOFTWARE, INC.
                                 (the "Company")


APPROVAL OF SHAREHOLDER RIGHTS PLAN
-----------------------------------

          RESOLVED AS AN ORDINARY RESOLUTION THAT:

     1. The Shareholder Rights Plan of the Company be approved and the Shareholder Rights Plan Agreement to be made as of June 5, 2000 between the Company and Montreal Trust Company of Canada, be and it is hereby confirmed and approved; and

     2. Any director of the Company be and is hereby authorized, for and on behalf of the Company, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution, including, without limitation, the Shareholder Rights Plan Agreement."

                                  SCHEDULE "D"

The following key definitions have been reproduced in full from the text of the Shareholder Rights Plan Agreement and as such are applicable to and should be read in conjunction with the information under the heading "Matters to be Acted Upon at the Meeting - Shareholder Rights Plan". The numbering of the definitions corresponds to the numbering set out in the Shareholder Rights Plan Agreement, for consistency and ease of comparison.

(a) "Acquiring Person" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

     (i)  the Corporation or any Subsidiary of the Corporation;

     (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of any one or a combination of

          (A) an acquisition or redemption by the Corporation of Voting Shares of the Corporation which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to 20% or more of the Voting Shares of the Corporation then outstanding;

          (B) share acquisitions made pursuant to a Permitted Bid ("Permitted Bid Acquisitions");

          (C) share acquisitions (1) in respect of which the Board of Directors of the Corporation has waived the application of Section 3.1 pursuant to Sections 5.1(b), (c) or (d); or (2) which were made on or prior to the date of the Rights Plan; or (3) which were made pursuant to a dividend reinvestment plan of the Corporation; or (4) pursuant to the receipt or exercise of rights issued by the Corporation to all the holders of the Voting Shares (other than holders resident in a jurisdiction where such distribution is restricted or impractical as a result of applicable law) to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other person; or (5) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus; or (6) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation or upon the exercise by an individual employee of stock options granted under a stock option plan of the Corporation or rights to purchase securities granted under a share purchase plan of the Corporation, provided that (i) all necessary stock exchange approvals for such private placement, stock option plan or share purchase plan have been obtained and such private placement, stock option plan or share purchase plan complies with the terms and conditions of such approvals and (ii) such Person does not become the Beneficial Owner of more than

               25% of the Voting Shares outstanding immediately prior to the distribution, and in making this determination the Voting Shares to be issued to such Person in the distribution shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the distribution ("Exempt Acquisitions");

          (D) the acquisition of Voting Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition (as defined below) ("Convertible Security Acquisitions"); or

          (E) acquisitions as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class ("Pro Rata Acquisitions");

          provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of any one or a combination of (i) share acquisitions or redemptions by the Corporation or (ii) Permitted Bid Acquisitions or (iii) Exempt Acquisitions or (iv) Convertible Security Acquisitions or (v) Pro Rata Acquisitions and, after such share acquisitions or redemptions by the Corporation or Permitted Bid Acquisitions or Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, such Person subsequently becomes the Beneficial Owner of more than an additional 1.00% of the number of Voting Shares of the Corporation outstanding other than pursuant to any one or combination of share acquisitions or redemptions of shares by the Corporation, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, then as of the date of any such acquisition such Person shall become an "Acquiring Person";

    (iii) a Grandfathered Person provided, however, that if such Person shall thereafter become the Beneficial Owner of more than an additional 1.00% of the number of Common Shares of the Corporation outstanding other than pursuant to share acquisitions or redemption of shares by the Corporation, Permitted Bid Acquisitions, Exempt acquisitions, Convertible Security Acquisitions, Acquisitions, then as of the date of any such acquisition such person shall become an "Acquiring Person";

     (iv) for a period of 10 days after the Disqualification Date, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on clause 1.1(d)(B) solely because such Person makes or announces an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or intends to make a Take-over Bid either alone or by acting jointly or in concert with any other Person; or

     (v) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities by way of prospectus or private placement.

(b) "Affiliate", used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

(c) "Associate" of a specified individual shall mean any individual to whom such specified individual is married or with whom such specified individual is living in a conjugal relationship, outside marriage, or any relative of such specified individual or said spouse who has the same home as such specified individual.

(d) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership", of, and to "Beneficially Own":

     (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

     (ii) any  securities  as to  which  such  Person  or any of  such  Person's
          Affiliates or Associates has the right to acquire (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not on condition or the happening of any contingency (other than (1) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution to the public or pursuant to a private placement of securities or (2) pursuant to a pledge of securities in the ordinary course of business); and

    (iii) any securities which are Beneficially Owned within the meaning of clauses 1.1(d)(i) or (ii) above by any other Person with which such Person is acting jointly or in concert;

     provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:
          (A) where (1) the holder of such security has agreed to deposit or tender such security pursuant to a Permitted Lock-up Agreement to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other person referred to in clause 1.1(d)(iii) or (2) such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(d)(iii) until the earliest time at which any such tendered security is accepted unconditionally for payment or exchange or is taken up and paid for;

          (B) where such Person, any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(d)(iii), holds such security provided that (1) the ordinary business of any such Person (the "Investment Manager") includes the management of investment funds for others and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person, or (2) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estates of deceased or incompetent Persons or for such other accounts, or (3) such Person (the "Plan Trustee") is the administrator or trustee of one or more pension funds or plans (each a "Plan") registered under applicable laws and holds such security for the purposes of its activity as such, or (4) such Person is a Plan or is a Person established by statute (the "Statutory Body") for purposes that include, and the ordinary business or activity of such Person includes the management of investment funds for employee benefit plans, pension plans, insurance plans (other than plans administered by insurance companies) or various public bodies or (5) such Person is a Crown agent or agency; provided in any of the above cases, that the Investment Manager, the Trust Company, the Plan Trustee, the Plan, the Statutory Body or the Crown agent or agency, as the case may be, is not then making a Take-over Bid or has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, national securities quotations system, or organized over-the-counter market, alone or by acting jointly or in concert with any other Person; or

          (C) because such Person is a client of or has an account with the same Investment Manager as another Person on whose account the Investment Manager holds such security, or where such Person is a client of or has an account with the same Trust Company as another Person on whose account the Trust Company holds such security, or where such Person is a Plan and has a Plan Trustee who is also a Plan Trustee for another Plan on whose account the Plan Trustee holds such security; or

          (D) where such Person is (i) a client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (ii) an account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (iii) a Plan and such security is owned at law or in equity by the Plan Trustee; or

          (E) where such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary.

               For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product determined by the formula:
               100 x A/B
               Where:

               A = the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

               B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares. For the purposes of the foregoing formula, where any person is deemed to Beneficially Own unissued Voting Shares which may be acquired pursuant to Convertible Securities, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person in both the numerator and the denominator, but no other unissued Voting Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of that calculation, be deemed to be outstanding.
(e) "Business Day" shall mean any day other than a Saturday, Sunday or a day that is treated as a holiday at the Corporation's principal executive offices in Vancouver, British Columbia, Canada.

(f) "Company Act" shall mean the Company Act (British Columbia) as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

(g) "Canadian-U.S. Exchange Rate" shall mean on any date the inverse of the U.S. Canadian Exchange Rate.

(h) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

(i) "close of business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Voting Shares in the City of Vancouver, British Columbia (or, after the Separation Time, the offices of the Rights Agent in the City of Vancouver, British Columbia) becomes closed to the public.

(j) "Common Shares of the Corporation" and "Common Shares" shall mean the Common Shares in the capital stock of the Corporation as constituted as at the Record Time and any other share of the Corporation into which such Common Shares may be subdivided, consolidated, reclassified or changed from time to time and "common shares" when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a corporation controlled by another Person, the Person (other than an individual) which ultimately controls such first mentioned other Person.

(k)  "Competing Permitted Bid" means a Take-over Bid that:

     (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

     (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in the clause (ii) of that definition; and

    (iii) contains,and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date that is no earlier than the later of (1) the earliest date on which Voting Shares may be taken up or paid for under any Permitted Bid or Competing Permitted Bid that is then in existence and (2) 21 days (or such other minimum period of days as may be prescribed by applicable law in British Columbia) after the date of the Take-over Bid constituting the Competing Permitted Bid.

(l)  "Convertible Securities" means at any time:

     (i) any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

     (ii) any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

     which is then exercisable or exercisable within a period of 60 days from that time pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency).

(m) "Convertible Security Acquisitions" has the meaning set forth in the definition of "Acquiring Person" herein.

(n)  "Co-Rights Agents" shall have the meaning set forth in subsection 4.1(a).

(o) "Exempt Acquisition" has the meaning set forth in the definition of "Acquiring Person" herein.

(p) "Exercise Price" shall mean, as of any date after the Record Time, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal Cdn. $1,000.

(q)  "Expiration Time" shall mean the earlier of:

     (i)  the Termination Time;

     (ii) the   termination  of  the  annual  meeting  of  shareholders  of  the
          Corporation in the year 2003; and

    (iii) provided, however, that if the resolution referred to in Section 5.19 is approved by Independent Shareholders in accordance with Section
          5.19 at or prior to such meeting, "Expiration Time", means the earlier of (i) the Termination Time and (ii) the termination of the annual meeting of shareholders of the Corporation in 2006.

(r) A "Flip-in Event" shall mean a transaction occurring subsequent to the date of this Agreement as a result of which any Person shall become an Acquiring Person provided, however, that a Flip-in Event, shall be deemed to occur at the close of business on the tenth day (or such later day as the Board of Directors of the Corporation may determine) after the Stock Acquisition Date.

(s) "Grandfathered Person" means any Person who is the Beneficial Owner of 20% or more of the Outstanding Common Shares of the Corporation at the Record Time;

(t) "Independent Shareholders" shall mean holders of outstanding Voting Shares of the Corporation excluding (i) any Acquiring Person; or (ii) any Person (other than a Person referred to in Section 1.1(d)(B)) that is making or has announced a current intention to make a Take-over Bid for Voting Shares of the Corporation (including a Permitted Bid or a Competing Permitted Bid) but excluding any such Person if the Take-over Bid so announced or made by such Person has been withdrawn, terminated or, expired; or (iii) any Affiliate or Associate of such Acquiring Person or Persons referred to in clause (ii); or (iv) any Person acting jointly or in concert with such Acquiring Person or a Person referred to in clause (ii); or (v) a Person who is a trustee of any employee benefit plan, share purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

(u) "Market Price" per security of any securities on any date of determination shall mean the average of the daily Closing Prices Per Security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the price used to determine the Closing Price Per Security on any Trading Day not to be fully comparable with the price used to determine the Closing Price Per Security on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price per security used to determine the Closing Price Per Security on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "Closing Price Per Security" of any securities on any date shall be:

          (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by the stock exchange or national securities quotation system on which such securities are listed or admitted to trading, (provided that if at the date of determination such securities are listed or admitted to trading on more than one stock exchange or national securities quotation system, such price or prices shall be determined based on the stock exchange or national securities quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year);

          (ii) if, for any reason, none of such prices is available on such date or the securities are not listed or admitted to trading on a stock exchange or national securities quotation system, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for such securities in the over-the-counter market, as quoted by any reporting system then in use (as selected by the Board of Directors); or

         (iii) if the securities are not listed or admitted to trading as contemplated in clause 1.1(v)(i) or (ii), the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities provided, however, that if on any such date the Closing Price Per Security cannot be determined in accordance with the foregoing, the Closing Price Per Security of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by an internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price, shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive trading day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

(v) "1933 Securities Act" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

(w) "1934 Exchange Act" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

(x)  "Offer to Acquire" shall include:

          (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares; and

          (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

          or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell.

(y) "Offeror's Securities" means Voting Shares Beneficially Owned on the date of an Offer to Acquire by any Person who is making a Take-over Bid and "Offeror" means a Person who has announced a current intention to make or is making a Take-over Bid.

(z)  "Permitted  Bid"  means a  Take-over  Bid  made by a  Person  by means of a
     Take-over   Bid  circular  and  which  also  complies  with  the  following additional provisions:

          (i) the Take-over Bid is made to all holders of record of Voting Shares as registered on the books of the Corporation, other than the Offeror;

          (ii) the Take-over Bid shall contain, and the provisions for the take-up and payment for Voting Shares tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not less than 45 days following the date of the Take-over Bid;

         (iii) the Take-over Bid shall contain irrevocable and unqualified provisions that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and that all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date;

          (iv) the Take-over Bid shall contain an irrevocable and unqualified condition that more than 50% of the outstanding Voting Shares held by Independent Shareholders, determined as at the date of first take-up or payment for Voting Shares under the Take-over Bid, must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares; and

          (v) the Take-over Bid shall contain an irrevocable and unqualified provision that in the event that more than 50% of the then outstanding Voting Shares held by Independent Shareholders shall have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for Voting Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement;

               provided  that  if  a  Take-over  Bid   constitutes  a  Competing
               Permitted Bid, the term "Permitted Bid" shall also mean the Competing Permitted Bid.

(aa) "Permitted Bid Acquisition" has the meaning set forth in the definition of "Acquiring Person" herein.

(bb) "Permitted Lock-up Agreement" means an agreement (the "Lock-up Agreement") between a Person and one or more holders of Voting Shares (each such holder herein referred to as a "Locked-up Person") (the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public (including the Corporation) not later than the date of the Lock-up Bid (as defined below) or if the Lock-up Bid has been made prior to the date of the Lock-up Agreement not later than the date of the Lock-up Agreement) pursuant to which each Locked-up Person agrees to deposit or tender the Voting Shares held by such holder to a Take-over Bid (the "Lock-up Bid") made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(d)(iii) provided that:

     (i) the Lock-up Agreement permits the Locked-up Person to withdraw its Voting Shares from the Lock-up Agreement in order to deposit or tender the Voting Shares to another Take-over Bid or to support another transaction prior to the Voting Shares being taken up and paid for under the Lock-up Bid:

          (A) at a price or value per Voting Share that exceeds the price or value per Voting Share offered under the Lock-up Bid; or

          (B) for a number of Voting Shares at least 7% greater than the number of Voting Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Voting Share that is not less than the price or value per Voting Share offered under the Lock-up Bid; or

          (C) (a) that contains an offering price for each Voting Share that exceeds by as much as or more than a specified amount (the "Specified Amount") the offering price for each Voting Share contained in or proposed to be contained in the Lock-up Bid and
               (b) does not by itself provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid; and;

          for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction; and

     (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in aggregate the greater of:

          (A) 2 1/2% of the price or value of the consideration payable under the Lock-up Bid to a Locked-up Person; and

          (B)  50%  of  the   amount   by  which  the  price  or  value  of  the
               consideration received by a Locked-up Person under another Take-over Bid or transaction exceeds the price or value of the consideration that the Locked-up Person would have received under the Lock-up Bid;

          shall be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid, or withdraws Voting Shares previously tendered thereto in order to deposit or tender such Voting Shares to another Take-over Bid or support another transaction.

(cc) "Person" shall mean any individual, firm, partnership,  association, trust,
     trustee,    personal   representative,    body   corporate,    corporation,
     unincorporated organization, syndicate or other entity.

(dd) "Pro Rata Acquisition" has the meaning set forth in the definition of "Acquiring Person" herein.

(ee) "Record Time" shall mean the close of business on April 27, 2000.

(ff) "Redemption Price" has the meaning set forth in subsection 5.1(a) herein.

(gg) "Securities Act" shall mean the Securities Act (British Columbia), S.B.C. 1985, c. 83, as amended, and the rules and regulations thereunder, and any comparable or successor laws, rules or regulations thereto.

(hh) "Separation Time" shall mean the close of business on the tenth Business Day after the earlier of:

     (i)  the Stock Acquisition Date;

     (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Take-over Bid which is a Permitted Bid so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid), provided that, if any Take-over Bid referred to in this clause (ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this Section 1.1(ii), never to have been made; and

    (iii) the date upon which a Permitted Bid ceases to be a Permitted Bid;

     or such later date as may be determined by the Board of Directors of the Corporation acting in good faith provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and if the Board of Directors determines pursuant to Section 5.1 to waive the application of Section 3.1 to a Flip-In Event, the Separation Time in respect of such Flip-In Event shall be deemed never to have occurred.

(ii) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 111 of the Securities Act or Section 13(d) under the 1934 Exchange Act) by the Corporation or an Acquiring Person that a Person has become an Acquiring Person.

(jj) "Subsidiary" of any specified Person shall mean any corporation or other entity controlled by such specified Person.

(kk) "Take-over Bid" means an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(ll) "Termination Time" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 5.1, 5.18 or 5.19 hereof.

(mm) "Trading Day", when used with respect to any securities, shall mean a day on which the principal securities exchange or national securities quotation system on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

(nn) "U.S. Canadian Exchange Rate" shall mean on any date:

     (i) if on such date the Bank of Canada sets an average noon spot rate of exchange with a conversion of one United States dollar into Canadian dollars, such rate;

     (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

(oo) "U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the U.S.-Canadian Exchange Rate on such date.

(pp) "Voting Shares" shall mean the Common Shares and any other securities the holders of which are entitled to vote generally on the election of directors of the Corporation and "voting shares" when used with reference to any Person other than the Corporation means common shares of such other Person and any other securities the holders of which are entitled to vote generally in the election of the directors of such other Person.

                                  SCHEDULE "E"

                  A STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Manual Guideline (1) Stewardship Responsibilities: The board of directors of every corporation should explicitly assume responsibility for the stewardship of the corporation and, as part of the overall stewardship responsibility, should assume responsibility for the following matters:

a) adoption of a strategic planning process;
b) the identification of the principal risks of the corporation's business and ensuring the implementation of appropriate systems to manage these risks;
c) succession planning, including appointing, training and monitoring senior management;
d) a communications policy for the corporation; and
e)  the  integrity  of  the   corporation's   internal  control  and  management
information systems.

Under the Policy established by the Board, the Board has an overall responsibility to oversee the affairs of the Company for the benefit of the shareholders. The Board is, with the exception of issues to be decided by the Company's shareholders, the ultimate decision-making body of the Company. The guiding principle of the Policy is that all significant Company decisions require Board consideration and approval.

The Board assumes responsibility for overseeing the strategic planning of the Company. The consideration of the strategic plan is an ongoing process and is typically an agenda item at Board meetings. The Board provides input to the plan throughout the process. The final Board meeting of the fiscal year provides a formal framework for the full consideration of management's business plan. The Board will approve, subject to the adoption of its recommendations, the business plan.

The identification and management of the dominant business risks is an explicit part of the strategic planning process. The Board accepts the responsibility for monitoring the Company's risk management strategy and may instruct the Audit Committee to investigate issues of concern. The Company's risk management strategy requires Board approval.

The Board appoints the Chief Executive Officer and approves the appointment of other management. The Board will plan for succession to the position of Chief Executive Officer and other key management positions. The Chief Executive Officer will provide to the Board an assessment of management and their potential as a successor and an assessment of individuals considered potential successors to selected management positions.

The Board believes that management is best able to speak on behalf of the Company. The Chief Executive Officer is responsible for establishing effective communication links with the Company's various stakeholders. All core disclosure documents require Board approval before public release. Individual Board members may periodically be asked by management to communicate with stakeholders when appropriate.

The Audit Committee is responsible for overseeing the Company's system of internal control

Manual Guideline (2) Composition of Board: The board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.

A related  director  is a  director  who is not an  unrelated  director.  If the corporation has a significant shareholder, in addition to a majority of unrelated directors, the board should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the board of directors.

The Board currently consists of five directors of which all but Jim McIntosh are "unrelated" directors as defined in the Manual. The Corporation has no "significant" shareholder, which the Manual defines as a shareholder with the ability to exercise a majority of the votes for the election of the board of directors.

Manual Guideline (3) Unrelated Directors: The application of the definition of "unrelated director" to the circumstances of each individual director should be the responsibility of the board which will be required to disclose on an annual basis whether the board has a majority of unrelated directors or, in the case of a corporation with a significant shareholder, whether the board is constituted with the appropriate number of directors which are not related to either the corporation or the significant shareholder. Management directors are related directors. The board will also be required to disclose on an annual basis the analysis of the application of the principles supporting this conclusion.

The Board believes that it is composed of a majority of unrelated directors. Scot Land and Morgan Sturdy are each free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. David Neale is Vice-President, Product Development and Deployment of Rogers AT&T Wireless Inc. On March 16, 2000, the Company announced that Rogers AT&T Wireless Inc. placed an order for a branded version of the Company's Symmetry software. Gary McIntosh is the father of Jim McIntosh. The Board believes that these relationship do not materially interfere with either director's ability to act with a view to the best interests of the Company.

Jim McIntosh as president and Chief Executive Officer is the only related director and is a management director.

Manual Guideline (4) and (5) Nominating  Committee and Assessing  Effectiveness:
The board of directors of every corporation should appoint a committee of directors composed exclusively of outside, i.e., non-management, directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.

Every  board of  directors  should  implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors.

The Board established The Nominating Committee to assess the overall performance of the Board. The Nominating Committee evaluates the contribution of each director on an individual basis, assesses the collective performance of the Board, proposes new nominees to the Board and analyses the existing size and structure of the Board. The Nominating Committee is scheduled to meet annually, and in consultation with the Chief Executive Officer, prepares and reports its findings to the Board. The formal evaluation of each individual director is undertaken once every three years. Final decisions are approved by the Board. The Nominating Committee currently consists of three unrelated directors.

Manual Guideline (6) Orientation and Education: Every corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the board.

The Company will provide new directors with an orientation program upon joining the Company that includes extensive corporate materials, a tour of the Company's headquarters and meetings with management.

Manual Guideline (7) Size of Board: Every board of directors should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.

The Board believes that the relatively small number of directors allows for effective discussion and implementation of decisions but acknowledges that as the Company continues to grow, it may need to increase this number to fully conduct the range of its responsibilities. The size of the Board is to be periodically reviewed.

Manual Guideline (8) Review of Compensation: The board of directors should review the adequacy and form of the compensation of directors and ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.

The Board is compensated solely in incentive stock options to best align their interests with those of the Company's shareholders. The Company pays reasonable expenses incurred by the Board. The Compensation Committee monitors the competitiveness of the Board compensation package to ensure the Board continues to attract talented individuals.

Manual Guideline (9) Committee Composition: Committees of the board of directors should generally be composed of outside directors, a majority of whom are unrelated directors, although some board committees, such as the executive committee, may include one or more inside directors.

The Board has established three committees - an audit committee, a compensation committee and a nominating committee. All committees are composed of unrelated directors.

Manual Guideline (10) Corporate Governance Policy: Every board of directors should expressly assume responsibility for, or assign to a committee of directors the general responsibility for, developing the corporation's approach to governance issues. This committee would, amongst other things, be responsible for the corporation's response to these governance guidelines.

The Board has adopted and approved the Policy. The Board collectively recognises the importance of corporate governance and will review, and where appropriate adjust, the Policy on at least an annual basis.

Manual Guideline (11) Position Descriptions: The board of directors, together with the CEO, should develop position descriptions for the Board and for the CEO, involving the definition of the limits to management's responsibilities. In addition, the Board should approve or develop the corporate objectives which the CEO is responsible for meeting.

The Board provides strategic guidance to the management team and monitors the operations of the Company. Management has the sole responsibility to operate the Company on a day-to-day basis. The Board with management will delineate areas of responsibility for the Board and management. The outside directors are responsible for setting goals for management to attain. The outside directors will evaluate the performance of management annually against these pre-determined goals. The evaluation is then passed to the Compensation Committee. The Compensation Committee has the responsibility for making
recommendations   for   management   compensation   based  on  the   performance
evaluations.

Manual Guideline (12) Structures and Procedures for Independence of Board: Every board of directors should have in place appropriate structures and procedures to ensure that the board can function independently of management. An appropriate structure would be to (i) appoint a chair of the board who is not a member of management with responsibility to ensure the board discharges its responsibilities or (ii) adopt alternate means such as assigning this responsibility to a committee of the board or to a director, sometimes referred to as the "lead director". Appropriate procedures may involve the board meeting on a regular basis without management present or may involve expressly assigning the responsibility for administering the board's relationship to management to a committee of the board.

The Board believes that it benefits from its close working relationship with management but also recognises the importance of functioning independently from management. To facilitate this principle it is a Board policy that the Chairman of the Board is not a member of management and the Chairman is explicitly charged with the responsibility of managing the Board's relationship with management. In addition, the Board meets without management as and when necessary.

Manual Guideline (13) Audit Committee: The audit committee of every board of directors should be composed only of outside directors. The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to audit committee members as to their duties. The audit committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate. The audit committee duties should include oversight responsibility for management reporting on internal control. While it is management's responsibility to design and implement an effective system of internal control, it is the responsibility of the audit committee to ensure that management has done so.

The Audit Committee reviews the audited financial statements of the Company and brings them to the Board for approval. In addition, the Audit Committee recommends the Company's auditors and assesses the effectiveness of the Company's internal financial controls and financial reporting. The Audit Committee has established access to both auditors and appropriate management. The Audit Committee meets as and when necessary and consists only of outside directors. The Audit Committee is currently composed of three unrelated directors.

Manual Guideline (14) Outside Advisors: The board of directors should implement a system which enables an individual director to engage an outside advisor at the expense of the corporation in appropriate circumstances. The engagement of the outside advisor should be subject to the approval of an appropriate committee of the board.

The Board has access to any Company employee. The Board can engage, subject to the approval of the Board, a consultant at the Company's expense.

                            INFOWAVE SOFTWARE, INC.

                                      PROXY

      SOLICITED BY MANAGEMENT FOR ANNUAL AND EXTRAORDINARY GENERAL MEETING

The undersigned member of Infowave Software, Inc. (the "Company") hereby appoints Jim McIntosh, President, or failing him, Todd Carter, Chief Financial Officer, or, in place of the foregoing, _________________________, as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual and Extraordinary General Meeting of the members of the Company to be held at Ballroom B, The Waterfront Centre Hotel, 900 Canada Place, Vancouver, British Columbia, on June 5, at the hour of 2:00 p.m. (Vancouver time) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned member were present at the said meeting. The undersigned member hereby revokes any proxy previously given to attend and vote at said meeting.


UNLESS THE UNDERSIGNED  DIRECTS  OTHERWISE,  THE NOMINEE IS HEREBY INSTRUCTED TO
VOTE FOR THE FOLLOWING RESOLUTIONS:

FOR  [ ]   WITHHOLD VOTE  [ ]         To appoint  KPMG,  Chartered  Accountants,  as the Auditors of the  Company  and  to  authorize  the  Directors  to  fix  the
                                      Auditors' remuneration.
FOR  [ ]   AGAINST        [ ]         To set the size of the board of  Directors  of the  Company at five,  subject  to  increase  as may be  permitted  under  the
                                      Company Act (British Columbia).
FOR  [ ]   WITHHOLD VOTE  [ ]         To elect Jim McIntosh as a Director.
FOR  [ ]   WITHHOLD VOTE  [ ]         To elect Morgan Sturdy as a Director.
FOR  [ ]   WITHHOLD VOTE  [ ]         To elect Scot Land as a Director.
FOR  [ ]   WITHHOLD VOTE  [ ]         To elect David Wedge as a Director.
FOR  [ ]   WITHHOLD VOTE  [ ]         To elect David Neale as a Director.
FOR  [ ]   AGAINST        [ ]         The Ordinary  Resolution to confirm and approve  amendments to the Stock Option Plan of the Company.
FOR  [ ]   AGAINST        [ ]         The Special  Resolution  to amend the  Articles of the Company to grant the Directors of the Company  discretionary  power to increase the size  of the board by up to one third.
FOR  [ ]   AGAINST        [ ]         The Ordinary Resolution to approve a Shareholder Rights Plan.

[                                  ]  Please sign here: ------------------------
                                                        (signature of member)
   Affix Label Here                                     ------------------------
   Name of Proxy holder                                 (print name of member)
   Address of Proxy holder
   Number of securities represented   Date: -----------------------
   by Proxy

                                      This proxy form is not valid  unless it is signed and dated. If someone other
[                                  ]  than the member of the Company signs this proxy form on behalf of the named member of the Company, documentation acceptable to the Chairman of the meeting must be deposited with this proxy form, authorizing the signing person to do such.
                                      To be presented at the meeting, this proxy form must be received at the office of "Montreal Trust Company of Canada" by mail or by fax no later than forty eight
                                      ("48") hours prior to the time of the meeting or delivered to the Chairman of the meeting prior to the commencement of the meeting.  The mailing address of Montreal
                                      Trust Company of Canada is 510 Burrard Street, Vancouver, British Columbia, V6C 3B9
                                      and its fax number is (604) 683-3694.

1.   This Proxy is solicited by the Management of the Company.

2.   (a)  If the member wishes to attend the meeting to vote on the  resolutions
          in  person,   please  register  your  attendance  with  the  Company's
          scrutineers at the meeting.

     (b) If the member has its securities held by a financial institution and wishes to attend the meeting to vote on the resolutions in person, please cross off the management appointee names, insert the member's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date the proxy form and return the proxy form as stated below. At the meeting a vote will be taken on each of the resolutions as set out on this proxy form and the member's vote will be counted at that time.

3. If the member cannot attend the meeting but wishes to vote on the resolutions, the member can appoint another person, who need not be a member of the Company, to vote according to the member's instructions. To appoint someone other than the person named, please cross off the management appointee names and insert your appointed proxyholder's name in the space provided. Where no choice on a resolution is specified by the member, this proxy form confirms discretionary authority upon the member's appointed proxyholder.

4. If the member cannot attend the meeting but wishes to vote on the resolutions and to appoint one of the management appointees named, please leave the wording appointing a nominee as shown. Where no choice is specified by a member on a resolution shown on the proxy form, a nominee of management acting as proxyholder will vote the securities as if the member had specified an affirmative vote.

5. The securities represented by this proxy form will be voted or withheld from voting in accordance with the instructions of the member on any ballot of a resolution that may be called for and, if the member specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the proxy form, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the nominee in its sole discretion sees fit.

6. If the member votes on the resolutions and returns the proxy form, the member may still attend the meeting and vote in person should the member later decide to do so. To attend the meeting, the member must revoke the proxy form by sending a new proxy form with the revised instructions.